EXHIBIT 99.1

Motricity Reports Third Quarter 2012 Results

  Reports Positive Operating Income of $1.4 Million and EBITDA from Continuing Operations of $3.9 Million
  Generates $1.4 Million in Cash from Continuing Operations and Strengthens Balance Sheet with Successful Rights Offering
  Launches new products in Mobile Media and Mobile Enterprise through two new brands, Voltari and Serrano Mobile

BELLEVUE, Wash., Nov. 1, 2012 (GLOBE NEWSWIRE) -- Motricity (Nasdaq:MOTR), a leading provider of mobile Internet services, today announced financial results for the third quarter ended September 30, 2012. A brief slide presentation providing an overview of the third quarter results and recent initiatives may be viewed at http://investor.motricity.com/events.cfm.

"In the third quarter, Motricity generated positive cash from operations, increased EBITDA and strengthened our balance sheet," said Jim Smith, interim chief executive officer. "With substantial restructuring behind us, we are in the early stages of investing in innovation to address strong market opportunities in carrier, mobile advertising and enterprise."

Third Quarter Results

Revenue in the third quarter of 2012 was $23.0 million, as compared to $22.2 million in the second quarter of 2012 and $24.8 million in the third quarter of 2011. Operating income was $1.4 million, as compared to operating income of $0.7 million in the second quarter of 2012 and to operating loss of $(147.9) million in the third quarter of 2011. Net income from continuing operations was $0.5 million, as compared to net loss of $(0.2) million in the second quarter of 2012 and $(141.7) million in the third quarter of 2011. EBITDA from continuing operations (EBITDA) was $3.9 million, as compared to EBITDA of $2.2 million in the second quarter of 2012 and EBITDA loss of $(145.3) million in the third quarter of 2011. Net loss from continuing operations in the third quarter of 2011 included $139.5 million of impairment charges.

Motricity ended the third quarter with $19.0 million of cash and cash equivalents. On October 11, 2012, Motricity announced that the previously announced rights offering had closed and that the Company expects to receive net proceeds of approximately $28 million from the offering with the issuance of 1,199,643 shares of Series J preferred stock and 10,149,842 common stock warrants.

Launch of New Brands

During the third quarter, Motricity launched two new brands for its mobile media and mobile enterprise lines of business:

  VoltariTM (www.voltari.com) is focused on helping advertisers reach the right person at the right time on any mobile device. Voltari launched V-Connect – a predictive analytics platform that goes beyond just selling inventory by helping advertisers more effectively target the right audience prior to launching a campaign.
  Serrano MobileTM (www.serranomobile.com) is focused on enabling brand marketers to acquire new customers, build loyalty, and measure customer engagement through branded mobile experiences. Serrano Mobile launched the Serrano platform – a cloud-based mobile-marketing platform that simplifies the development, management, and performance measurement of branded mobile experiences.
  The Company's longstanding carrier-focused line of business will remain as MotricityTM providing value-added mobile data services to several of the largest carriers in the world.

Use of Non-GAAP Measures

This press release includes EBITDA as a non-GAAP financial measure. EBITDA is not a measure of financial performance or liquidity calculated in accordance with accounting principles generally accepted in the U.S., referred to herein as GAAP, and should be viewed as a supplement to, not a substitute for, our results of operations presented on the basis of GAAP. Reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measures is detailed in the table below.

Our non-GAAP measures should be read in conjunction with the corresponding GAAP measures. EBITDA has limitations as an analytical tool and you should not consider it in isolation from, or as a substitute for, analysis of our results as reported in accordance with GAAP. EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by GAAP.

We define EBITDA as net income (loss) before income (loss) from discontinued operations, interest expense, provision (benefit) for income taxes, and depreciation and amortization. EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe EBITDA is useful to management, investors and other users of our financial statements in evaluating our operating performance because this financial measure is an additional tool to compare business performance across companies and across periods. We believe that EBITDA is often used by investors to measure a company's operating performance without regard to items such as interest expense, taxes and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

We use EBITDA:

  as a measure of operating performance to assist in comparing performance from period to period on a consistent basis;
  as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations;
  as a primary measure to review and assess the operating performance of our company and management team in connection with our executive compensation plan incentive payments; and
  in communications with our board of directors, stockholders, analysts and investors concerning our financial performance.

The following is a reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA for each of the quarters ended:

	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012	September 30, 2012
Net income (loss) attributable to common shareholders	$ 2.7	$ 2.3	$ (6.1)	$ (4.3)	$ (174.5)	$ (10.4)	$ (8.7)	$ (1.9)	$ 0.5
Accretion of redeemable preferred stock	(0.1)	(0.1)	--	--	--	--	--	--	--
Series H redeemable preferred stock dividends	(0.4)	(0.4)	--	--	--	--	--	--	--
Income (loss) from discontinued operations	1.2	2.9	0.5	(1.4)	(32.8)	(4.7)	(4.7)	(1.7)	--
Interest expense	--	(0.1)	--	--	(0.2)	(0.5)	(0.4)	(0.5)	(0.5)
Provision (benefit) for income taxes	0.5	0.2	0.4	0.4	(6.4)	0.3	0.1	(0.1)	0.1
Depreciation and amortization	2.9	3.0	3.7	4.1	2.6	3.3	1.8	2.0	2.8
EBITDA from continuing operations	$ 5.4	$ 3.2	$ (2.5)	$ 1.6	$ (145.3)	$ (1.6)	$ (1.7)	$ 2.2	$ 3.9

Forward-Looking Statements

Statements made in this release and related statements that express Motricity's or its management's intentions, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. They include, without limitation, statements regarding: our view of general economic and market conditions; our exploration and review of strategic and financing options; estimates of impairment charges and our ability to develop, produce, market, license or sell our products, solutions and services, compete domestically and internationally, reduce or control expenses, improve efficiency, realign resources, continue operational improvement, and about the applicability of accounting policies used in our financial reporting. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. Actual results may differ from those expressed or implied in our forward-looking statements.

Such forward-looking statements involve and are subject to certain risks and uncertainties that may cause our actual results to differ materially from those discussed in a forward-looking statement. These include, but are not limited to: the sufficiency of our liquidity and capital resources and our ability to raise additional capital or generate the cash flows necessary to repay our term loan; our reliance on a limited number of customers for a substantial portion of our revenues, including the pressures on pricing and contract terms from customers with substantial purchasing power and further consolidations in the telecommunications industry; our ability to realign our business to focus on our mobile advertising and enterprise business and obtain customers for that business; the highly competitive nature of the mobile services industry in which many of our competitors have significantly greater resources, which they are using to support significantly discounted pricing; the rapid technological changes in the mobile data services industry, which could render our existing services obsolete; our ability to attract and retain key employees and qualified personnel; impact of the recent departure of members of our executive team and our ongoing leadership transition; our ability to recognize the expected benefits from the reduction in force implemented in 2011 and the beginning of 2012; the possibility that the process of exploring strategic or financing options will not lead to any strategic transaction or additional financing on favorable terms or at all; the potential that the process will distract the attention of our Board of Directors and management from our business; the potential that we will incur significant expenses pursuing one or more strategic or financing transactions unsuccessfully; the risk that our pursuit of strategic or financing options will be disruptive to our business the risk of claims or other litigation arising from our pursuit of strategic options; the potential that the pursuit of strategic or financing options will otherwise have a material adverse effect on our business, results of operations and financial condition; economic and political risks related to our international operations; risks of new product offerings reducing our customers' influence over access to mobile data services; our ability to integrate any future acquisitions and business combinations effectively; the impact of worldwide economic conditions and related uncertainties and the health of and prospects for the overall mobile services industry; risks related to the use and protection of proprietary information, including our ability to safeguard third party confidential information; our ability to develop strategies to address our markets successfully and to meet customer demands with respect to products, services, support and service level commitments; disruptions in datacenter services and other capacity constraints; uncertainties inherent in the development of new products and services and the enhancement of existing products and services, including technical risks, cost overruns and delays; our ability to tailor our complex solutions to our customers' needs; our ability to utilize net operating losses; our ability to maintain proper and effective internal controls; uncertainty related to whether certain terms of our term loan will have the effect of discouraging offers for our business or common stock; our reliance on third parties to develop content and applications, customer acceptance of such offerings and our liability with respect to such content; undetected software errors in our products and indemnity obligations and claims relating to our products and services; our ability to manage growth; impairment losses related to goodwill, intellectual property and equipment; risks and diversion of resources related to the litigation against us and our current and former directors and officers; actual or perceived security vulnerabilities in mobile devices; the impact of changing governmental regulations and our ability to comply therewith; risks related to the commercialization of open source software we use; the influence and control our principal stockholder may exert; and other uncertainties described more fully in our filings with the Securities and Exchange Commission.

About Motricity

Motricity (Nasdaq:MOTR) empowers mobile operators, brands and advertising agencies to maximize the reach and economic potential of the mobile ecosystem through the delivery of relevance-driven merchandising, marketing and advertising solutions. Motricity leverages advanced predictive analytics capabilities to deliver the right content, to the right person at the right time. Motricity's unique combination of technology, mobile-expertise and go-to-market approach delivers return-on-investment for our mobile operator, brand and advertising agency customers. For more information, visit www.motricity.com.

The Motricity, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7813

Supplemental Data Schedule

	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011	March 31, 2012	June 30, 2012	September 30, 2012
Revenue details
North American carrier revenue	$ 25.5	$ 24.1	$ 21.9	$ 21.8	$ 19.7	$ 19.3	$ 18.8	$ 18.6	$ 19.4
International carrier revenue	--	1.0	1.1	0.6	0.4	0.4	--	0.4	0.2
Mobile media and enterprise revenue	2.0	0.9	1.3	3.4	4.7	3.1	4.0	3.2	3.4
Total revenues	$ 27.5	$ 26.0	$ 24.3	$ 25.8	$ 24.8	$ 22.8	$ 22.8	$ 22.2	$ 23.0

EBITDA from continuing operations	$ 5.4	$ 3.2	$ (2.5)	$ 1.6	$ (145.3)	$ (1.6)	$ (1.7)	$ 2.2	$ 3.9
EBITDA margin from continuing operations	20%	12%	-10%	6%	-586%	-7%	-7%	10%	17%

Motricity, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	September 30, 2012	December 31, 2011
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$ 18,977	$ 13,066
Restricted short-term investments	387	434
Accounts receivable, net of allowance for doubtful accounts of $836 and $905, respectively	16,911	42,521
Prepaid expenses and other current assets	3,782	5,758
Assets held for sale	--	5,206
Total current assets	40,057	66,985
Property and equipment, net	8,604	15,440
Goodwill	25,436	25,208
Intangible assets, net	8,903	10,120
Other assets	1,975	359
Total assets	$ 84,975	$ 118,112

Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	$ 13,295	$ 34,583
Accrued compensation	4,121	5,200
Deferred revenue	860	1,824
Debt facilities	21,954	--
Other current liabilities	2,581	681
Liabilities held for sale	--	5,120
Total current liabilities	42,811	47,408
Deferred tax liability	290	262
Debt facilities	--	20,531
Other non-current liabilities	10	786
Total liabilities	43,111	68,987

Stockholders' equity
Preferred stock, $0.001 par value, 350,000,000 shares authorized; no shares issued and outstanding
Common stock, $0.001 par value, 625,000,000 shares authorized; 46,156,393 and 46,226,797 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively	46	46
Additional paid-in capital	571,951	570,331
Accumulated deficit	(529,560)	(519,480)
Accumulated other comprehensive loss	(573)	(1,772)
Total stockholders' equity	41,864	49,125
Total liabilities and stockholders' equity	$ 84,975	$ 118,112

Motricity, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share data and per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Revenue	$ 23,046	$ 24,766	$ 68,041	$ 74,847

Operating expenses
Direct third party expenses	4,572	4,853	14,735	11,794
Datacenter and network operations, excluding depreciation	3,479	5,196	10,708	15,938
Product development and sustainment, excluding depreciation	2,628	5,290	10,408	12,789
Sales and marketing, excluding depreciation	2,771	3,950	7,782	11,138
General and administrative, excluding depreciation	5,416	7,019	16,712	19,078
Depreciation and amortization	2,777	2,572	6,572	10,448
Impairment charges	--	139,519	--	139,519
Acquisition transaction and integration costs	--	(171)	--	5,901
Restructuring	--	4,465	2,505	4,840
Total operating expenses	21,643	172,693	69,422	231,445
Operating income (loss)	1,403	(147,927)	(1,381)	(156,598)

Other expense, net
Other income (expense)	(281)	11	(802)	37
Interest and investment income, net	--	1	1	27
Interest expense	(490)	(189)	(1,424)	(189)
Other expense, net	(771)	(177)	(2,225)	(125)
Income (loss) from continuing operations before income taxes	632	(148,104)	(3,606)	(156,723)
Provision (benefit) for income taxes	96	(6,355)	28	(5,471)
Net income (loss) from continuing operations	536	(141,749)	(3,634)	(151,252)
Net loss from discontinued operations	--	(32,789)	(6,446)	(33,696)
Net income (loss)	$ 536	$ (174,538)	$ (10,080)	$ (184,948)

Net income (loss) from continuing operations per share – basic and diluted	$ 0.01	$ (3.09)	$ (0.08)	$ (3.40)
Net loss from discontinued operations per share – basic and diluted	--	(0.71)	(0.14)	(0.76)
Net income (loss) per share – basic and diluted	$ 0.01	$ (3.80)	$ (0.22)	$ (4.16)

Weighted-average common shares outstanding – basic	46,083,396	45,877,275	46,029,357	44,489,853

Weighted-average common shares outstanding – diluted	46,087,311	45,877,275	46,029,357	44,489,853
CONTACT: Investor and Media Contact:

         Alex Wellins
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